Exhibit 99.1

DPW Holdings Announces That Its Coolisys Power Electronics Business Has Received a $1.4 Million Purchase Order from a Global Medical Device Company

Newport Beach, CA, October 28, 2020 -- DPW Holdings, Inc. (NYSE American: DPW) a diversified holding company (“DPW,” or the “Company”), announced that its power electronics business, Coolisys Technologies Corp. (“Coolisys”), has received a $1.4 million order from an existing global medical device customer.

Coolisys offers a variety of power electronic products, including high-grade custom power supplies, feature rich power rectifiers and value-added system solutions, as well as off-the-shelf products from its in-house design team. Coolisys products are designed to serve mission critical applications for lifesaving and life-sustaining products across diverse markets. Coolisys medical and healthcare power products are tailored for specific applications and comply with rigorous medical safety standards and FDA requirements for medical electrical equipment.

Coolisys’ CEO, Amos Kohn said, “In addition to recent momentum in rolling out new products for electric vehicle chargers and energy storage systems, we are seeing an increase in demand for next-generation products in the medical and healthcare sector. The recent $1.4 million order is the result of a long-term relationship with a global customer, coupled with the company’s strong reputation for delivering custom high-reliability power solutions for the medical device industry.”

For more information on DPW Holdings and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.DPWHoldings.com or available at www.sec.gov.

About Coolisys Technologies Corp.

Coolisys and its portfolio companies and divisions are primarily engaged in the design and manufacture of innovative, feature rich, and top-quality power products for mission critical applications in the harshest environments and life-saving, life sustaining applications across diverse markets including defense-aerospace, medical-healthcare, industrial-telecommunications, and automotive. Coolisys’ headquarters are located at 1635 South Main Street, Milpitas, CA 95035; www.Coolisys.com.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

IR@DPWHoldings.com or 1-888-753-2235